Exhibit 10.9

STOCKHOLDERS’ AGREEMENT DATED FEBRUARY 8, 2007

Amended Schedule II
Executive Management Investors
Ira Glazer
Eric V. Bruder
John D. Josendale
David T. Hornaday
David T. Guilfoyle
Keith J. McKinnish
Joaquin Barrios
John J. Anton
Stephan Kessel
Christopher L. Ayers